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EXHIBIT 99.1

MARKLAND TECHNOLOGIES
RIDGEFIELD, CT
WEB SITE HTTP://WWW.MARKLANDTECH.COM
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NEWS RELEASE
For Immediate Release:
NOVEMBER 25, 2003


                MARKLAND TECHNOLOGIES ADDS TO MANAGEMENT TEAM TO
                     MEET INCREASING REVENUE GROWTH DEMANDS
             CHAIRMAN TO ASSUME CEO ROLE; TWO KEY ADDITIONS MADE TO
                           CORPORATE MANAGEMENT TEAM.

MR. MICHAEL CURRAN, FORMER RAYTHEON SONAR DESIGN SPECIALIST AND MR. ED KESSLER, FORMER UNITED STATES NAVY, AGREE TO JOIN MARKLAND AS CHIEF TECHNOLOGY OFFICER AND VICE PRESIDENT OF SCIENCE AND TECHNOLOGY RESEARCH



RIDGEFIELD, Conn., Nov. 25, 2003 -- Markland Technologies, Inc. (OTC BB:MRKL.OB
- News), an integrated homeland security company, (http://www.marklandtech.com) announced today that it has added key personnel to its corporate management team and also changed roles between its Chairman and CEO management positions. Effective immediately Mr. Robert Tarini will assume the roles of both Chairman of the Board as well as CEO. Mr. Del Kintner will assume the role of President of Markland's Advanced Technologies Group and remain as a Director.

These organizational changes are being made to prepare the company for increased sales growth while also providing more effective focused management of the company's portfolio of emerging technologies. The company has ramped up its sales revenues and is now delivering approximately $1M of products and services monthly to its Department of Defense and Department of Homeland Security customer base.

Mr. Michael Curran has been named Chief Technology Officer and Mr. Ed Kessler has been named Vice President of Markland's subsidiary Science and Technology Research Inc. They will oversee key management activities which direct the company's staff of approximately 40 employees and key technical and advisory consultants.

Markland Chairman Mr. Robert Tarini stated, " I look forward to taking a more active role in executive management and operations decisions. I am extremely happy to have Del Kintner take over the role of managing our portfolio of emerging technologies in our Advanced Technology Group and feel that he will help to accelerate the commercialization of these technologies. I am also extremely pleased to be able to tell our shareholders that we have shipped approximately $2M of products and services in the months of October and November to date and expect to sustain and grow that $1M shipment target per month figure in the coming months".

Chairman Tarini also stated " Mr. Curran and Mr. Kessler will add many decades of DOD engineering and marketing experience to our management team and will work closely with Ken Ducey and Del Kintner to accelerate strategic sales and product development efforts". Mr. Curran has a BSEE degree from Columbia University and a MSEE degree from Brown University. He began his career at Raytheon where he was an electrical design specialist in the Sonar Trainers group for 7 years. The sonar training systems he helped design for were installed on US and foreign navy submarines and surface ships throughout the world. After departing Raytheon he has worked on numerous DOD and scientific based product development efforts including most recently the Vehicle Stopping System and APTIS portal prototypes. Mr. Curran will become responsible for all engineering research and product development activities for the company.


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Mr. Kessler has a BS Engineering degree from the U.S. Naval Academy and subsequently completed post graduate courses in Business Management. He served 22 years in the United States Navy before joining the private sector. Mr. Kessler has 23 years experience in the Government technical services industry with small companies, the last 21 of which have been in V.P. or President positions. He currently manages the company's chemical agent detector production, new detector development, and Government technical support efforts performed at STR's Fredericksburg, VA facility.

About Markland Technologies
Markland Technologies, Inc is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets.

The Company is a Board member of the Homeland Security Industries Association (http://www.hsianet.org) and is the featured Company on http://www.Homelanddefensestocks.com.

"Forward-Looking Statements"
Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies officials during presentations about Markland Technologies, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things. These statements are not guarantees of future performance and Markland Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.

For full details, click here:
http://www.investorideas.com/Companies/MarklandTech/NewsReleases.asp
The ECON Investor Relations Inc. logo is available at:
http://media.primezone.com/prs/single/?pkgid=350
More information on Homeland Security issues, including news releases, events and experts available for comment, can be found on the Homeland Security Newsline at http://www.primezone.com/hs
Contact: Markland Technologies
         http://www.marklandtech.com

         ECON Investor Relations, Inc.
         1-866-730-1151
         Dawn Van Zant
         dvanzant@investorideas.com
           or
         Trevor Ruehs
         truehs@investorideas.com


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